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                                                                     EXHIBIT 5.1

                                                                 October 7, 1997

Alliance Gaming Corporation
6601 South Bermuda Road
Las Vegas, NV 89119

                       Re: Offer to Exchange $150,000,000 10% Senior
                          Subordinated Notes Due 2007, Series B for
                          $150,000,000 10% Senior Subordinated Notes Due 2007, Series A

Ladies and Gentlemen:

     We are acting as special counsel for Alliance Gaming Corporation, a Nevada corporation (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering the issuance of up to $150,000,000 aggregate principal amount of the Company's 10% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes") and the guarantees thereof (the "Guarantees") under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company's 10% Senior Subordinated Notes Due 2007, Series A (the "Existing Notes") and the guarantees thereof pursuant to the Registration Rights Agreement among the Company, the Guarantors named therein and Credit Suisse First Boston Corporation, filed as an exhibit to the Registration Statement. The Exchange Notes and the Guarantees are to be issued pursuant to the terms of the Indenture among the Company, the Guarantors named therein and United States Trust Company of New York, as trustee (the "Trustee"), filed as an exhibit to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

     In rendering the opinions expressed below, we have examined originals of such corporate records of the Company and its subsidiaries and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations by and statements of appropriate representatives of the Company and its subsidiaries.

     In rendering the opinions expressed below, we have assumed with respect to all of the documents referred to in this opinion letter, including the Indenture, that (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; and (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. When (i) the Registration Statement has been declared effective,
     (ii) the Indenture has been duly qualified under the TIA, (iii) the Exchange Notes have been duly executed by the Company and (iv) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus included as part of the Registration Statement, the Exchange Notes will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.
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          2. When (i) the Registration Statement has been declared effective,
     (ii) the Indenture has been duly qualified under the TIA, (iii) the Exchange Notes have been duly executed by the Company, (iv) the Guarantees have been duly executed and (v) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus included as part of the Registration Statement, the Guarantees will be valid and binding obligations, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

     This opinion is rendered to the Company in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and laws of the State of New York.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement.

     In our opinion, the discussions under the caption "Certain Federal Income Tax Considerations" in the prospectus included as part of the Registration Statement are correct in all material respects.

                                          Very truly yours,

                                          /s/ Milbank, Tweed, Hadley & McCloy

MLW/RSR